CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated September 10, 2014, with respect to the consolidated financial statements, schedule, and internal control over financial reporting included in the Annual Report on Form 10-K of Oclaro, Inc. for the year ended June 28, 2014. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Oclaro, Inc. on Forms S-8 (File No. 333-183331, 333-179255, 333-172712, 333-158973, 333-149072, 333-129825, 333-13388, 333-119011, and 333-113341) and Forms S-3 (File No. 333-185740, 333-145665, 333-142270, 333-137719, 333-133460, 333-132069, 333-127546, 333-128944, and 333-122630).

/s/ GRANT THORNTON LLP

San Francisco, California
September 10, 2014